INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in Registration Statements Nos. 333-1554, 333-1552, 333-18127 and 333-44253 of Midwest Express
   Holdings, Inc. on Forms S-8 of our reports dated January 30, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Midwest Express Holdings, Inc. for the year ended December 31, 1997.





   /s/ Deloitte & Touche LLP

   Deloitte & Touche LLP
   Milwaukee, Wisconsin

   March 13, 1998